EXHIBIT 4.2

                               WARRANT CERTIFICATE

     1. A warrant (the "Warrant") to acquire 20,000 shares (hereinafter referred to as "Shares") of the no par value Common Stock of Integrated Spatial Information Solutions, Inc. (the "Company") is hereby granted to;

      EDWARD T. WHELAN            (hereinafter referred to as the "Holder"),
      --------------------------
      (Name of warrant holder)

      C/O Xcel Associates, Inc.
      224 Middle Road, 2nd Floor
      HAZLET, NJ 07730
      --------------------------
      (Street, city, state and zip code)

subject in all respects to the terms and conditions as are set forth herein, and in the Settlement Agreement by and between Xcel Associates, Inc. and the Company dated as of September 22, 1999.

     2. Certificates for the shares of Common Stock acquired upon exercise of this Warrant Certificate (the "Warrant Certificate") will be delivered to the Holder by the Company at the Company's expense within a reasonable time after this Warrant Certificate has been so exercised. Each stock certificate so delivered will be in such denominations of Common Stock as may be requested by the Holder and will be registered in the name of the Holder.

     3. All shares of Common Stock issued upon exercise of this warrant will, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant Certificate, such number of its shares of Common Stock as from time to time are sufficient to effect the full exercise of this Warrant Certificate. The Company will take all such action as may be necessary to assure that such securities may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

     4. The Warrant exercise price as determined by the Board of Directors of the Company (the "Board") is $1.50 per share (the "Exercise Price").

     5. This Warrant Certificate is nonassignable and nontransferable.

     6. This Warrant Certificate may not be exercised after October 3, 2004 and may be exercised in whole or in part at any time during such term, in accordance with the terms and conditions set forth herein.

     7. The Warrant Certificate may be exercised, in whole or in part, by delivering to the Treasurer of the Company:

          7.1. An exercise notice, substantially in the form attached, specifying the number of Shares to be purchased; and

          7.2. Full payment of the Exercise Price for the underlying shares to be purchased, in the form of a written cancellation by Holder of accounts payable by the Company to Holder.

     8. The Holder, by acceptance hereof, agrees that this Warrant Certificate and the Shares to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant Certificate or any Shares to be issued upon exercise hereof unless pursuant to the registration of such resale or an exemption therefrom under the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant Certificate, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale unless pursuant to the registration of such resale or an exemption therefrom under the Act. This Warrant Certificate and all Shares issued upon exercise of this Warrant Certificate (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

      THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     9. Subject to the provisions of Section 7, this Warrant Certificate is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, for other warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Shares purchasable hereunder at the same exercise price set forth hereunder. Upon surrender of this Warrant Certificate to the Company with funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee designated in writing to the Company by Holder and this Warrant Certificate shall promptly be canceled.

     10. Governing Law. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principals.

     11. Submission of Warrant. This Warrant Certificate may be submitted to the Company's administrative office at 1597 Cole Boulevard, Suite 300B, Golden, CO 80401.

Issue Date:  October 4, 1999
                                  Integrated Spatial Information Solutions, Inc.



                                  ---------------------------------------------
                                  By: Frederick G. Beisser
                                      Vice President  Finance &
                                      Administration and Secretary

                             WARRANT EXERCISE NOTICE

The undersigned hereby notifies Integrated Spatial Information Solutions, Inc. (the "Company") of its election to exercise its warrant to purchase __________ shares of Company Common Stock.

The undersigned agrees with all the provisions of the Warrant Certificate dated
______________.




                                  -----------------------------------
                                  Edward T. Whelan

                                 ACKNOWLEDGEMENT


The undersigned Holder acknowledges the receipt of the Warrant Certificate for purchase of 20,000 shares of common stock of Integrated Spatial Information Solutions, Inc. dated October 4, 1999, and represents to Integrated Spatial Information Solutions, Inc. that the Holder understands the terms and conditions set forth therein and accepts the same.


Edward T. Whelan


By:----------------------------------
   (Signature of Holder)



      C/O Xcel Associates, Inc.
      224 Middle Road, 2nd Floor
      HAZLET, NJ 07730
      -----------------------------
      (city, state and zip code)